UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2014

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On June 23, 2014, Tetra Tech, Inc. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to its Amended and Restated Credit Agreement, dated as of May 7, 2013 (as amended by Amendment No 1 to Credit Agreement dated as of September 27, 2013), among the Company, Tetra Tech Canada Holding Corporation, Bank of America, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement”).  The purpose of Amendment No. 2 is to amend the covenant in the Credit Agreement relating to “Permitted Share Repurchases” so that the Company may, during each fiscal year (beginning with the fiscal year that begins on September 29, 2014), make Permitted Share Repurchases in an amount equal to the greater of $75,000,000 or 7.5% of Consolidated Net Worth as of the end of the immediately preceding fiscal year (without any carry forward of unused portions of such basket to subsequent fiscal years).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Amendment No. 2 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of Amendment No. 2 contained herein is qualified in its entirety by reference to the full text of that agreement.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                           Exhibits

10.1                        Amendment No. 2 dated as of June 23, 2014 to the Amended and Restated Credit Agreement dated as of May 7, 2013 (as amended by Amendment No. 1 dated as of September 27, 2013) among Tetra Tech, Inc., Tetra Tech Canada Holding Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	June 23, 2014	By:	/S/ STEVEN M. BURDICK
Steven M. Burdick
Executive Vice President and Chief Financial Officer